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Exhibit 10.7.4

Fourth Amendment to Ballantyne of Omaha, Inc.
1995 Stock Option Plan

        The Ballantyne of Omaha, Inc. 1995 Stock Option Plan is hereby amended as follows:

  1.
  Section 9(i) of the Plan, Termination of Options, is hereby amended at subparagraph (iii) to read as follows:

  "(iii)
  in the event a Participant is no longer a Director, Officer or Employee other than for the reasons set forth in Section 9 (i)(i), or 9(i)(ii), all Options which remain unvested at the time the Participant is no longer a Director, Officer or Employee, as the case may be, shall expire immediately. All Options granted prior to December 12, 2001, and which have vested prior to the time the Participant's status as a Director, Officer or Employee is terminated, shall expire twelve months after such termination, unless by their terms they expire sooner. All Options granted on or after December 12, 2001, and which have vested prior to the time the Participant's status as a Director, Officer or Employee is terminated, shall expire three months after such termination, unless by their terms they expire sooner. Notwithstanding, the foregoing, the time by which any options granted hereunder must be exercised may be extended by the Committee."

  2.
  All other terms, conditions and provisions of said Plan as heretofore amended, shall remain the same.

        DATED this 12th day of December, 2001.

BALLANTYNE OF OMAHA, INC.
By:	/s/ JOHN WILMERS John Wilmers, President
Attest:	/s/ BRAD FRENCH Brad French, Secretary

        I hereby certify that the above amendment to the Ballantyne of Omaha, Inc., 1995 Stock Option Plan was approved by the Board of Directors of the corporation at the regular quarterly meeting of the Board of Directors duly called and held on the 12th day of December, 2001.

        DATED at Omaha, Nebraska, this 12th day of December, 2001.

/s/ BRAD FRENCH Brad French, Secretary

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  Exhibit 10.7.4
Fourth Amendment to Ballantyne of Omaha, Inc. 1995 Stock Option Plan